Exhibit 1.1
     EXECUTION VERSION
17,500,000 Shares
CapitalSource Inc.
Common Stock
UNDERWRITING AGREEMENT
July 14, 2009
Credit Suisse Securities (USA) LLC (“Credit Suisse”)
As Representative of the Several Underwriters (the “Representative”)
   Eleven Madison Avenue,
      New York, N.Y. 10010-3629
Ladies and Gentlemen:
     1. Introductory. CapitalSource Inc., a Delaware corporation (the “Company”) proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) an aggregate of 17,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Firm Securities”), pursuant to the terms of this Underwriting Agreement (the “Agreement”). The Company also proposes to issue and sell to the Underwriters an aggregate of not more than an additional 2,625,000 shares of the Company’s common stock, par value $0.01 per share (the “Optional Securities”), if and to the extent that the Underwriters shall have determined to exercise the right to purchase such shares of common stock granted in Section 4(b) hereof. The Firm Securities and the Optional Securities are hereinafter collectively referred to as the “Offered Securities.” The shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) to be outstanding after giving effect to the sales of the Offered Securities are hereinafter referred to as the “Securities.” The respective number of shares of the Offered Securities to be purchased, severally but not jointly, by the several Underwriters are set forth opposite their names in Schedule A hereto. The Company hereby confirms its agreement with the Underwriters.
     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:
          (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined in Rule 405 under the Act, on Form S-3 (File No. 333-154922) in respect of the Offered Securities and certain other securities not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective immediately upon filing. The various parts of such registration statement, including all exhibits and schedules thereto, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at such time, the documents otherwise deemed to be a part thereof or included therein by the Rules and Regulations (as defined below) at such time, and any prospectus supplement relating to the Offered Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement.” No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. The base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus.” On July 13, 2009, the Company filed with the Commission pursuant to Rule 424 under the Act a preliminary prospectus supplement to the Basic Prospectus relating to the Offered Securities (together with the Basic Prospectus, the “Preliminary Prospectus”). Promptly after execution and delivery of the Agreement, the Company will prepare and file a final prospectus supplement to the Basic Prospectus relating to the Offered Securities in accordance with the provisions of Rule 424(b) under the Act (the “Prospectus Supplement”). Any reference herein to the Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, or deemed to be incorporated by reference therein, as of the date of such prospectus. Any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, the Prospectus Supplement, or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. For purposes of this Agreement, all references to the Prospectus shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), and such copy shall be identical in content to any Prospectus delivered to the Underwriters for use in connection with the offering of the Offered Securities. As used herein, the term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement. As used herein, the term “General Disclosure Package” means (i) any Issuer Represented General Free Writing Prospectus(es) (as defined herein) issued at or prior to the Applicable Time (as defined herein), (ii) the Basic Prospectus and the Preliminary Prospectus immediately prior to the Applicable Time and (iii) Schedule B hereto, which indicates the price at which the Offered Securities will be sold to the public. As used herein, the term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Offered Securities in the form filed or required to be retained in the Company’s records pursuant to Rule 433(g) under the Act. As used herein, “Issuer Represented General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being included on Exhibit A hereto. As used herein, “Issuer Represented Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer Represented General Free Writing Prospectus, including the electronic road show related to the Offered Securities posted on http://www.netroadshow.com on July 13, 2009. As used herein, the term “Applicable Time” means 4:25 p.m. Eastern Daylight Time on the date of this Agreement.
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Registration Statement, the General Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus shall be deemed to include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be.

          (b) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act, or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 under the Act, and (iv) as of the Applicable Time, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act, including not having been an “ineligible issuer” as defined in Rule 405 under the Act.
          (c) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof.
          (d) The Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, each conform, and any further amendments or supplements to the Registration Statement, the Prospectus, the General Disclosure Package and any Issuer Represented Limited-Use Free Writing Prospectus will conform, in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”) and do not and will not (i) as of the original effective date of the Registration Statement and the date of any amendment thereto relating to the Offered Securities, as of the Applicable Time as to the Registration Statement, (ii) as of each applicable filing date as to the Prospectus, the Closing Date with respect to the Prospectus and any settlement date on which the Optional Securities are purchased with respect to the Prospectus, (iii) as of the Applicable Time as to the General Disclosure Package, and (iv) as of the Applicable Time as to each individual Issuer Represented Limited-Use Free Writing Prospectus, when considered with the General Disclosure Package, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (with respect to the General Disclosure Package and the Prospectus), not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof. No statement of material fact included in the Prospectus has been omitted from the General Disclosure Package, and no statement of material fact included in the General Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.
          (e) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus and the General Disclosure Package complied or will comply when so filed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations, (ii) none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) any further documents so filed and incorporated by reference in the Prospectus and the General Disclosure Package

or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through the Representative expressly for use in the General Disclosure Package and the Prospectus, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof.
          (f) The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and the General Disclosure Package; and the Company is duly authorized, qualified or registered, as the case may be, to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such authorization, qualification or registration, except where a failure to obtain such authorization, qualification or registration would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).
          (g) Each subsidiary of the Company has been duly formed or incorporated and is in good standing under the laws of the jurisdiction of its formation or incorporation, with power and authority to own its properties and conduct its business as set forth or incorporated by reference in or contemplated by the Prospectus and the General Disclosure Package; and each subsidiary of the Company is duly authorized, qualified or registered, as the case may be, to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such authorization, qualification or registration, except where the failure to obtain such authorization, qualification or registration would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding shares of capital stock of each corporate subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects; all of the issued and outstanding equity interest of each limited liability company (“LLC”) subsidiary of the Company have been duly authorized and validly issued and all capital contributions of the members of such LLC subsidiaries have been satisfied to the extent provided under Section 18-502 of the Delaware Limited Liability Company Act; and the equity interests of each subsidiary of the Company owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects (except for the liens set forth on Schedule C hereto).
          (h) Other than as set forth or incorporated by reference in the Prospectus and the General Disclosure Package, since the respective dates as of which information is given in the Prospectus and the General Disclosure Package, there has not been any Material Adverse Effect, or change in the capital stock or long-term debt of the Company or any subsidiary of the Company that is a “significant subsidiary” within the meaning of Regulation S-X promulgated under the Act (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”), or any issuance or forfeiture of any options, warrants, convertible securities or rights to purchase capital stock of the Company or any of the Significant Subsidiaries other than any such issuance made pursuant to or forfeiture under an employee benefit plan or the dividend reinvestment plan in existence on the date hereof and previously disclosed to the Representative; and except as set forth, incorporated by reference or contemplated in the Prospectus and the General Disclosure Package none of the Company or any of the Company’s Significant

Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole.
          (i) The Offered Securities and all outstanding shares of capital stock of the Company have been duly authorized and have been or will be validly issued, fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus and the General Disclosure Package; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or any other capital stock of the Company.
          (j) Except as disclosed in the Prospectus and the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering (except as set forth in Schedule D hereto).
          (k) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act.
          (l) The Company has filed a supplemental listing application to list the Offered Securities on the New York Stock Exchange (the “NYSE”); the Securities are registered pursuant to Section 12(b) of the Exchange Act, and the outstanding Securities (other than the Offered Securities) are listed on the NYSE, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting the Securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
          (m) No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained and made and such as may be required under the Act or the Rules and Regulations, state securities laws, real estate syndication laws or the rules of the NYSE.
          (n) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result (i) a breach or violation of (A) any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (B) the charter or bylaws of the Company or any organizational documents of such subsidiary or (ii) a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the charter or by-laws of the Company or any of its subsidiaries, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
          (o) This Agreement has been duly authorized, executed and delivered by the Company.
          (p) Except for this Agreement, or as otherwise set forth, incorporated by reference or contemplated in the Prospectus and the General Disclosure Package or as described in other filings made by the Company pursuant to Rule 424(b) under the Act, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.
          (q) Neither the Company nor any of its subsidiaries is in violation of or default under: (i) any provision of their respective organizational documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its properties or assets, except for any such violation or default with respect to subclauses (ii) and (iii) only that would not individually or in the aggregate have a Material Adverse Effect.
          (r) Except as disclosed in the Prospectus and the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus and the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property material to the business of the Company and its subsidiaries, taken as a whole, under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.
          (s) The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) issued by governmental agencies or bodies necessary to the conduct of the business now operated by them or proposed in the Prospectus and the General Disclosure Package to be operated by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
          (t) CapitalSource Bank, a California industrial loan corporation and a wholly owned subsidiary of the Company, holds the requisite authority from the California Department of Financial Institutions to do business as a state-chartered industrial bank under the laws of the State of California. The Company and its banking subsidiary are in compliance in all material respects with all applicable laws administered by and regulations of the California Department of Financial Institutions, the U.S. Department of Treasury, the Federal Deposit Insurance Corporation, and any other federal or state bank regulatory authority with jurisdiction over the Company or CapitalSource Bank, other than where such failures to comply would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

          (u) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.
          (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the Company’s latest audited financial statements included or incorporated by reference in the Prospectus and the General Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s and its subsidiaries’ internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.
          (w) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
          (x) Except as disclosed in the Prospectus and the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is, to its knowledge, liable for any off site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, or is, to its knowledge, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
          (y) The Company and its subsidiaries, in the aggregate, carry, or are covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company) against such losses and risks and in such amounts as are generally deemed adequate for the respective businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that the Company or its subsidiaries would not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate have a Material Adverse Effect, except as described in or contemplated by the Prospectus and the General Disclosure Package. All such insurance is fully in force on the date hereof and will be fully in force at the Closing Date and any settlement date for the Optional Securities.
          (z) Except as disclosed in the Prospectus and the General Disclosure Package, there are no pending actions, suits or proceedings (including, to the knowledge of the Company, any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Company’s knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.
          (aa) The Company and its subsidiaries and each real property currently leased or owned or controlled by them, or to be leased or owned or to be controlled by them are currently in compliance with all presently applicable provisions of the Americans with Disabilities Act, as amended, except for any such non-compliance that would not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect.
          (bb) Except for any contracts or documents that are required to be filed as exhibits to the Company’s Form 10-Q for the quarter ended June 30, 2009, there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the Act or the rules and regulations thereunder or incorporated by reference into the Registration Statement under the Exchange Act or the rules and regulations thereunder, which have not been so filed or incorporated; and the statements in the General Disclosure Package and the Prospectus under the headings “Description of Capital Stock” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
          (cc) Ernst & Young LLP, who have certified the consolidated financial statements of the Company, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as recasted in the Company’s Current Report on Form 8-K dated July 1, 2009, and who is expected to certify the consolidated financial statements of the Company to be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 when the same is filed with the Commission, are independent public accountants as required under the Act.
          (dd) The financial statements (together with the related notes thereto) of the Company, included in, or incorporated by reference into, the Registration Statement, the Prospectus, and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. and the assumptions used in preparing the pro forma financial data of the Company included or incorporated by reference in the Registration Statement, the Prospectus, and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma data therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The pro forma financial statements of the Company included , or incorporated by reference, if any, in the Registration Statement, the Prospectus and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. Other than “Adjusted Earnings” and related per diluted share amount, none of the Registration Statement, the Prospectus, or the General Disclosure Package contains or incorporates by reference any non-GAAP financial information subject to the requirements of Regulation G and Item 10 of Regulation S-K.
          (ee) Except as disclosed in the Prospectus and the General Disclosure Package, since the end of the period covered by the latest audited financial statements incorporated by reference in the Prospectus and the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the financial condition, results of operations, business or properties of the Company and the Company and its subsidiaries, taken as a whole, that is material and adverse and (ii) except as disclosed in or contemplated by the Prospectus and the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.
          (ff) Neither the Company nor any of its subsidiaries is or, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
          (gg) The Company has not, directly or indirectly, taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
          (hh) Neither the Company nor any of its affiliates under the Company’s control has, either alone or with one or more other persons, bid for or purchased for any account in which it or any of its affiliates had a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities.
          (ii) The Company and its Significant Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid within the time and manner prescribed by law all taxes due and payable that are not being contested in good faith, except where the failure to do so would not have a Material Adverse Effect; and, except as disclosed in the Prospectus and the General Disclosure Package, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary that would have a Material Adverse Effect.
          (jj) Neither the Company nor any of its affiliates under the Company’s control does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business.
          (kk) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

          (ll) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
          (mm) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
          (nn) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (oo) The Company and its subsidiaries are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or its subsidiaries would have any liability, except where such liability would not, individually or in the aggregate, have a Material Adverse Effect; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company and each of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected cause the loss of such qualification; and no “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of Code or “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred.
          (pp) The Company acknowledges and agrees that: (i) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriters are and have been acting solely as a principal and are not the agents or fiduciaries of the Company, or its stockholders, creditors, employees or any other party, (iii) the several Underwriters have not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters) and the Underwriters have no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
          (qq) The Company was organized and operated in conformity with the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2006 and for each taxable year through its taxable year ended December 31, 2008; and all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation through such time as set forth in the Prospectus and the General Disclosure Package are true, complete and correct in all material respects.
          (rr) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act.
     Any certificate signed by any officer of the Company in such capacity and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at the Closing Date subsequent thereto.
     3. Representations and Warranties Regarding Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative on behalf of the several Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the other Underwriters, it has not made and will not make any offer relating to the Offered Securities that (i) would constitute an Issuer Free Writing Prospectus, or (ii) would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities did not, does not, and will not include any information that conflicted, conflicts, or will conflict with the information contained in the Registration Statement, the Prospectus, the Preliminary Prospectus, or any other prospectus deemed to be a part of the Prospectus, including any document incorporated therein by reference and any prospectus supplement deemed to be part thereof that has not been superseded or modified, provided, that this representation does not apply to information contained in the Permitted Free Writing Prospectus based upon and in conformity with information relating to any Underwriter furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section

9(b) hereof. The Company consents to the use by any Underwriter of the electronic road show related to the Offered Securities posted on http://www.netroadshow.com on July 13, 2009.
     4. Purchase, Sale and Delivery of the Offered Securities.
          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $3.8745 per share, the amount of the Firm Securities set forth opposite such Underwriter’s name in Schedule A hereto.
          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase from the Company, at the same purchase price per share as the Underwriters shall pay for the Firm Securities all or less than all of the Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name in Schedule A hereto bears to the total number of Firm Securities (subject to adjustment by the Representative to eliminate fractions). Said option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters. Said option may be exercised in whole or in part from time to time, on or before the 30th day after the date of this Agreement upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Optional Securities as to which the Underwriters are exercising the option and the settlement date.
     5. Delivery and Payment.
          (a) Delivery of and payment for the Firm Securities and the Optional Securities (if the option provided for in Section 4(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10 :00 a.m., Eastern Daylight Time, on July 20, 2009 or at such time on such later date not more than three business days after the foregoing date as the Representative shall designate, (such date and time of delivery and payment for the Offered Securities being herein called the “Closing Date”). Delivery of the Offered Securities shall be made to the Representative against payment of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Offered Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.
          (b) If the option provided for in Section 4(b) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver the Optional Securities (at the expense of the Company) to the Representative, at Eleven Madison Avenue, New York, NY 10010-3629, on the date specified by the Representative (which shall be within three business days after exercise of said option) against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Optional Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Optional Securities, and the obligation of the Underwriters to purchase the Optional Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 8 hereof.
     6. Offering by Underwriters. It is understood that the Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

     7. Certain Agreements of the Company. The Company agrees with the several Underwriters that:
          (a) Prior to the termination of the offering of the Offered Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement or any Preliminary Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus Supplement, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus Supplement and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Offered Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus Supplement or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
          (b) At any time when the Prospectus is required to be delivered under the Act (except as provided by Rule 172(b) under the Act), the Exchange Act and the Rules and Regulations in connection with sales of the Offered Securities, the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, and will furnish to the Representative, without charge, copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such documents to which the Representative or counsel for the Underwriters shall reasonably object.
          (c) The Company agrees to pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.
          (d) The Company will furnish to the Representative copies of the Registration Statement (two of which will be signed and will include all exhibits thereto and documents incorporated by reference), and, will furnish to the Underwriters in New York City, without charge, prior to 10:00 A.M. Eastern Daylight Time on the second business day next following the execution and delivery of this Agreement and during the period mentioned in Section 7(e) below, as many copies of the General Disclosure Package and Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

          (e) If at any time following the date hereof there occurs an event or development as a result of which an Issuer Free Writing Prospectus conflicts or would conflict with the information contained in the Registration Statement, the General Disclosure Package, or the Prospectus or includes or would include an untrue statement of a material fact or omits or would omit to state a material fact necessary in order to make the statements therein not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with information relating to any Underwriter furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof.
          (f) If, during such period after the first date of the public offering of the Offered Securities, the Prospectus or the General Disclosure Package is required by law to be delivered in connection with sales by any Underwriter or dealer (except as provided by Rule 172(b) under the Act), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the General Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading when the General Disclosure Package or Prospectus is delivered to a purchaser, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus and the General Disclosure Package to comply with applicable law the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and to any other dealers (whose names and addresses the Representative will furnish to the Company) to which the Offered Securities may have either been sold by or on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus and the General Disclosure Package which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to or delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8.
          (g) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution of the Offered Securities by the Underwriters, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.
          (h) The Company will make generally available to its securityholders no later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Act) covering the twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act.
          (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Offered Securities under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus, the General Disclosure Package and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Representative and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Representative, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Offered Securities under state securities laws and all expenses in connection with the qualification of the Offered Securities for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters (up to $5,000 in the aggregate) incurred in connection with the review and qualification of the offering of the Offered Securities by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Underlying Securities on the NYSE, (vi) the cost of printing certificates representing the Offered Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the production of road show slides and graphics, reasonable travel and lodging expenses of the Representative and officers of the Company and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities (including fifty percent (50%) of the cost of any private aviation), (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and Section 9 entitled “Indemnification and Contribution,” the Underwriters will pay all of their costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Offered Securities by it and any advertising expenses connected with any offers they may make.
          (j) The Company will comply with all applicable securities and other applicable laws, rules and regulation, including, without limitation, the Sarbanes-Oxley Act, and use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
          (k) The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”
          (l) The Company will cooperate with the Underwriters and use its best efforts to permit the Offered Securities to be eligible for clearance and settlement through the facilities of DTC.
          (m) For a period of 90 days after the date of this Agreement, the Company will not, without the prior written consent of the Representative on behalf of the Underwriters, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any such offer, sale pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (1) the Offered Securities to be sold hereunder, (2) grants of stock options, shares of restricted stock and other awards pursuant to the terms of any Company employee benefit plan described in the Prospectus and the General Disclosure Package, (3) issuances of Common Stock pursuant to the exercise of options or restricted stock units, or (4) issuances of Common Stock pursuant to the Company’s dividend reinvestment and stock purchase plan in effect on the date of this Agreement and described in the Prospectus and the General Disclosure Package. Notwithstanding the foregoing, if (i) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
          (n) Neither the Company nor any of its affiliates will take any action prohibited under Regulation M under the Exchange Act in connection with the distribution of the Offered Securities contemplated hereby.
          (o) The Company will use its best efforts to have the Offered Securities listed on the NYSE.
     8. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Firm Securities and the Optional Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date of this Agreement, the Closing Date and any settlement date pursuant to Section 5(b) hereof, to the accuracy of the statements of Company’s officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
          (a) The Representative shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:
     (i) in their opinion the financial statements examined by them and included or incorporated by reference in the Registration Statement, the Prospectus, and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;
     (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included or incorporated by reference in the Registration Statement, the Prospectus, and the General Disclosure Package;
     (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:
     (A) the unaudited financial statements included or incorporated by reference in the Registration Statement, the Prospectus, and the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

     (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Prospectus and the General Disclosure Package; or
     (C) for the period from the closing date of the latest income statement included or incorporated by reference in the Prospectus and the General Disclosure Package to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus and the General Disclosure Package, in the total or per share amounts of consolidated net income;
except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and
     (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included or incorporated by reference in the Registration Statement, the Prospectus, and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.
          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and no such organization shall have publicly announced that it has placed under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any general banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.
          (c) The Representative shall have received an opinion, dated the Closing Date and any settlement date, as applicable, of Hogan & Hartson L.L.P., counsel for the Company, in form and substance of Exhibit B hereto and reasonably satisfactory to the Representative and its counsel.
          (d) The Representative shall have received from Clifford Chance US LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date, as applicable, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on the Closing Date and any settlement date, as applicable, the Registration Statement, the Prospectus and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as it reasonably requests for the purpose of enabling it to pass upon such matters. In rendering such opinion, Clifford Chance US LLP may rely as to the incorporation of the Company upon the opinion of Hogan & Hartson L.L.P. referred to above.
          (e) The Representative shall have received a certificate, dated the Closing Date and any settlement date, as applicable, of the Chairman and Chief Executive Officer or the President or any Vice President and a principal financial or accounting officer of the Company in which such officers shall state that:
     (i) the representations and warranties of the Company in this Agreement are true and correct;
     (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and any settlement date, as applicable;
     (iii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted, or are contemplated by the Commission, since the date of the most recent financial statements included or incorporated in the Prospectus and the General Disclosure Package; and
     (iv) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus and the General Disclosure Package or as described in such certificate.
          (f) The Representative shall have received a letter, dated the Closing Date and any settlement date, as applicable, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date or the settlement date, as applicable, for the purposes of this subsection.
          (g) No Underwriter shall have notice of an adverse claim on the Offered Securities within the meaning of Section 8-105 of the Uniform Commercial Code (“UCC”).

          (h) On the Closing Date and any settlement date on which the Optional Securities are purchased, counsel for the Underwriters shall have been furnished with such certificates, documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities, as herein contemplated, shall be satisfactory in form and substance to you and counsel for the Underwriters. The Representative may in its sole discretion waive compliance with any conditions hereunder.
          (i) The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and the individuals and beneficial owners of the Company identified on Exhibit C-1 relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall have been delivered to you on or before the Closing Date and shall be in full force and effect on the Closing Date.
          (j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date and any settlement date on which the Optional Securities are purchased, as the case may be, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date and any settlement date on which the Optional Securities are purchased, as the case may be, prevent the issuance or sale of the Offered Securities.
     If any condition specified in this Section shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be terminated at, or at any time prior to, the Closing Date by the Representative. Notice of such termination shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
     9. Indemnification and Contribution.
          (a) The Company will indemnify and hold harmless each Underwriter, its officers, employees, agents, partners, members, directors, investment advisers, counsels and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, the General Disclosure Package, the Prospectus (in each case, as amended or supplemented if the Company shall have furnished any supplements or amendments thereto), and any other prospectus relating to the Offered Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.
          (b) Each Underwriter will severally, and not jointly, indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities (or actions in respect thereof) to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, and the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the paragraph under the caption “Underwriting;” provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 7(f) of this Agreement.
          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnified party shall bear the reasonable fees, costs and expenses of such separate counsel unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be paid or reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any proceeding without its prior written consent.
          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (e) The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with any such action or claim. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.
          (f) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, its directors, officers, agents, investment advisers and counsels, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.
     10. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on any closing date and the aggregate number of shares of the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of the Offered Securities that the Underwriters are obligated to purchase on such closing date, the Representative may make arrangements for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such closing date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such closing date. If any Underwriter or Underwriters so default and the aggregate number of shares of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of the Offered Securities that the Underwriters are obligated to purchase on such closing date and arrangements satisfactory to the Representative for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriters (provided that if such default occurs with respect to the Optional Securities after the Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors, partners, members, managers, agents, investment advisers, counsels or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the respective obligations of the Company and the Underwriters pursuant to Section 9 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 7 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10, the Company will reimburse the Underwriters severally through Credit Suisse on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Securities. The preceding sentence shall survive the termination or cancellation of this Agreement.
     12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representative, at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attention: Steven A. Museles (fax: (301) 841-2380); provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or faxed and confirmed to such Underwriter.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the partners, members, managers, agents, investment advisers and counsels, officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder. The purchaser of Offered Securities from any Underwriter shall not be deemed a successor because of such purchase.
     14. Representation. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.
     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     16. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
*****

     If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours, CAPITALSOURCE INC.
By:	/s/ Steven A. Museles
	Name:	Steven A. Museles
	Title:	Executive Vice President

     The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC Acting on behalf of itself and as The Representative of the several Underwriters
By:	CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Andrew Rosenburgh
	Name:	Andrew Rosenburgh
	Title:	Managing Director

SCHEDULE A

Number of Shares of
Underwriter	the Offered Securities

Credit Suisse Securities (USA) LLC	10,500,000
J.P. Morgan Securities Inc.	4,375,000
Citigroup Global Markets Inc.	1,312,500
Wells Fargo Securities LLC	1,312,500
Total	17,500,000

Schedule A-1